Exhibit 99.2

MOBIZONE HOLDINGS LIMITED
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS

Current assets:
Cash	$53,488	$18,286
Prepayments, deposits and other receivables	15,003	-
Total current assets	68,491	18,286

Property, plant and equipment, net	236,269	198,717
Goodwill	424,078	-
Loan receivable	249,331	249,284

Total assets	$978,169	$466,287
LIABILITIES AND OWNERS' DEFICIENCY
Current liabilities:
Accounts payable	$49,536	$66,237
Accrued directors' fee	937,772	771,420
Other payables and accruals	528,143	13,013
Due to owner of subsidiary	249,331	-
Convertible loan payable	316,496	316,437
Due to related parties	15,530	20,374
Total current liabilities	2,096,808	1,187,481

Owners' deficiency
Capital	514,027	514,027
Deficit accumulated during development stage	(1,635,646)	(1,230,533)
Accumulated other comprehensive income (loss)	2,980	(4,688)
Total owners' deficiency	(1,118,639)	(721,194)

Total liabilities and owners' deficiency	$978,169	$466,287

See notes to financial statements

MOBIZONE HOLDINGS LIMITED
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	THREE MONTHS ENDED MARCH 31, 2009	THREE MONTHS ENDED MARCH 31, 2009	FROM INCEPTION (AUGUST 29, 2007) TO MARCH 31, 2009

REVENUE	$-	$-	$-

COSTS AND EXPENSES:
Selling, general and administrative expenses	405,289	191,831	1,635,514

LOSS FROM OPERATIONS	(405,289)	(191,831)	(1,635,514)

OTHER INCOME (EXPENSE):
Interest income	176	6	433
Loss on foreign currency transaction	-	236	(565)
TOTAL OTHER INCOME (EXPENSE)	176	242	(132)

NET LOSS	(405,113)	(191,589)	(1,635,646)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(4,937)	(298)	2980

COMPREHENSIVE LOSS	$(410,050)	$(191,887)	$(1,632,666)

See notes to financial statements

MOBIZONE HOLDINGS LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	THREE MONTHS ENDED MARCH 31, 2009	THREE MONTHS ENDED MARCH 31, 2008	FROM INCEPTION (AUGUST 29, 2007) TO MARCH 31, 2009
OPERATING ACTIVITIES:
Net loss	$(405,113)	$(191,589)	$(1,635,646)
Adjustments to reconcile net loss to net
cash used in operating activities:
Capital issued for directors’ fees and officers’ salaries		177,316	292,883
Changes in operating assets and liabilities:
Prepaid and other receivables	(8,821)	-	(8,821)
Accounts payable	(78)	-	66,159
Accrued expenses	283,933	(2,107)	1,068,366
NET CASH USED IN OPERATING ACTIVITIES	(130,079)	(16,380)	(217,059)

INVESTING ACTIVITIES:
Cash acquired from acquisition	148,148	-	148,148
Acquisition of property and equipment	-	(366)	(198,717)
NET CASH USED IN INVESTING ACTIVITIES	148,148	(366)	(50,569)

FINANCING ACTIVITIES:
Loan receivable	-	-	(249,331)
Convertible notes payable	-	14,519	316,496
Loans from (repayments to) owner and officers	17,330	-	37,704
Capital contribution	-	-	221,144
NET CASH PROVIDED BY FINANCING ACTIVITIES	17,330	14,519	326,013

EFFECT OF EXCHANGE RATE ON CASH	(197)	(215)	(4,897)

INCREASE (DECREASE) IN CASH	35,202	(2,442)	53,488

CASH – BEGINNING OF PERIOD	18,286	42,650	-

CASH – END OF PERIOD	$53,488	$40,208	$53,488

See notes to financial statements

MOBIZONE HOLDINGS LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2009

1	BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted for interim financial information and with the instructions to Article 8 of Regulation S-X relating to smaller reporting companies.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three periods ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by GAAP for complete financial statements.

2.	BUSINESS DESCRIPTION

Mobizone Holdings Limited (the “Company”) is a Chinese digital entertainment delivery platform company that delivers last mile connectivity to internet cafes via its proprietary MobiZone WiMax Network. On 22nd January 2009, the Company and its wholly owned foreign subsidiary Shanghai Moqizone Information Technology Company Limited (“SMIT”) entered into various agreements with Shenzhen Mellow Information Technology Company Limited (“SZ Mellow”) which allowed the Company to exercise control over Shenzhen Mellow. These agreements may be summarized, as follows:-

Exclusive Business Cooperation Agreement. Pursuant to the exclusive ten year business cooperation agreement between SZ Mellow and SMIT, SMIT has the exclusive right to provide to SZ Mellow comprehensive technology and consulting services related to the business of SZ Mellow. In consideration for such services, SMIT is entitled to receive 100% of the net income of SZ Mellow.

Equity Pledge Agreement. Under the equity pledge agreement among SZ Mellow, the shareholders of SZ Mellow and SMIT, the shareholders of SZ Mellow pledged all of their equity interests in SZ Mellow to SMIT to guarantee SZ Mellow’s performance of its obligations under the exclusive business cooperation agreement. In the event that SZ Mellow were to breach its contractual obligations, SMIT, as pledge, will be entitled to certain rights, including the right to sell the pledged equity interests. The equity pledge agreement will expire only after SZ Mellow and its shareholders have fully performed their respective obligations under the exclusive business cooperation agreement.

Exclusive Option Agreement. Under an exclusive ten (10) year option agreement between SZ Mellow, the shareholders of SZ Mellow and SMIT, the shareholders of SZ Mellow have irrevocably granted to SMIT or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in SZ Mellow for RMB10 or the evaluation amount of consideration permitted by applicable PRC law. SMIT or its designated person has sole discretion to decide when to exercise the option, whether in part or in full.

Loan Agreement. Under the loan agreement between the shareholders of SZ Mellow and SMIT, the parties confirmed that SMIT has made an interest-free loan to the shareholders of SZ Mellow solely to enable the shareholders of SZ Mellow latter to fund the initial capitalization of SZ Mellow. The loan can be repaid only by sale of the shareholder’s equity interest in SZ Mellow to SMIT. The term of the loan agreement is ten years from the date thereof.

Irrevocable Power of Attorney. The shareholders of SZ Mellow have each executed an irrevocable power of attorney to appoint SMIT as their exclusive attorneys-in-fact to vote on their behalf on all SZ Mellow matters requiring shareholder approval. The term of each power of attorney is valid so long as such shareholder is a shareholder of SZ Mellow.

3.	ACQUISITION

On  January 22, 2009, the Company entered into a series of agreements pursuant to which it obtained a controlling interest  in Shenzhen Mellow Information Technology Company Limited (SZ Mellow) for an aggregate price of 11,700,00 RMB, which will be payable upon completion of re-financing of the company.  The Company has determined that SZ Mellow is considered a variable interest entity required to be consolidated pursuant to Interpretation No. 46, “Consolidation of Variable Interest Entities-an interpretation of ARB No. 51, as amended (FIN 46), issued by the Financial Accounting Standards Board. The acquisition of the controlling interest is to be accounted for under SFAS No. 141 (Revised), Business Combination which requires the company to recognize the asset acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, measured at their fair values as of the date of acquisition. The Company will complete an appraisal of the assets acquired and finalize the allocation of the purchase price to the assets acquired and liabilities assumed during the fiscal year ending December 31, 2009.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and are presented in U.S. Dollars.

The consolidated financial statements include the financial statements of the Company and its subsidiaries.  All inter-company transactions and balances among the Company and its subsidiaries are eliminated upon consolidation.

Development Stage Company

The Company has been obtaining the requisite approvals from the Chinese government and since inception, has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise”, as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7"). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations and other comprehensive income (loss), owner’s equity and cash flows disclose activity since the date of the Company’s inception.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash and cash equivalents with licensed financial institutions in the PRC which are not insured or otherwise protected.

Property and equipment

Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method. The Company purchased equipment and software in 2008 and 2007 and will start depreciation when they are placed in service.

Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Computer software

Purchased computer software for internal use is capitalized and amortized over its estimated useful live starting when it is placed in service.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (“ASFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Currency translation

Since the Company operates solely in the PRC, the Company’s functional currency is the Hong Kong Dollar (“HKD”) and the Renminbi. Assets and liabilities are translated into U.S. Dollars at the year end exchange rates and records the related translation adjustments as a component of other comprehensive income (loss). Revenue and expenses are translated using average exchange rates prevailing during the period. Foreign currency transaction gains and losses are included in current operations.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

5.	CONVERTIBLE NOTES PAYABLE

Notes payable consist of the following:

Note payable to a third party bearing interest at 4% per annum and due October 26, 2009.	$250,000

Note payable to a third party bearing interest at 4% per annum and due October 18, 2009.	50,000

Note payable to a third party, non-interest bearing and due on demand.	16,496
$316,496

These notes will be automatically converted to the Company’s preferred stock once the Company is listed at OTCBB and authorization of the Series A Preferred is received by the Company. The Series A Preferred Stock has a stated liquidation value of $1,000 per share. The Series A Stock is convertible at any time after issuance, at the option of the holder, into shares of Trestle common stock, at a conversion price of $1.80 per share(the “Conversion Price”). Accordingly, each outstanding share of Series A Preferred Stock shall be convertible into 555 and 55/100 shares of common stock, determined by dividing the State Value per share of each share of Series A Preferred Stock by $1.80.

6.	INCOME TAXES

The Company has net operating loss carryforwards of approximately $1,600,000 which may be used to reduce future taxable income, if any. The carryforwards are available indefinitely until fully utilized to offset future taxable profits, if any.

The Company has a deferred tax asset of approximately $400,000 for which a 100% valuation allowance has been provided.

7.	DUE TO RELATED PARTIES

The amounts are due to a director and an officer of the Company, are non-interest bearing and are due on demand.